UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 10, 2019

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.             Termination of a Material Definitive Agreement.

On January 10, 2019 (the Closing Date), in connection with the Buyout (as defined below), the following actions were taken to terminate the agreements identified below:

Working Capital Loan Agreement

Equitrans Midstream Corporation (ETRN) and EQGP Holdings, LP, an indirect wholly-owned subsidiary of ETRN (EQGP), terminated that certain Working Capital Loan Agreement, dated as of November 13, 2018, between ETRN and EQGP. The Working Capital Loan Agreement had provided for, among other things, loans of up to $20 million at any one time outstanding, maturing on the earlier of October 31, 2023 or at least 90 days after ETRN gave notice of termination, and bearing interest, at EQGP’s option, at either (a) the Fixed Period Eurodollar Rate (as defined in ETRN’s primary revolving credit facility, the ETRN Credit Agreement) plus the margin then applicable to ETRN’s LIBOR-based borrowings under the ETRN Credit Agreement, or (b) the Base Rate (as defined in the ETRN Credit Agreement) plus the margin then applicable to ETRN’s alternate base rate-based borrowings under the ETRN Credit Agreement. In connection with the termination of the Working Capital Loan Agreement, ETRN agreed that all loans and other amounts outstanding under the Working Capital Loan Agreement and all other obligations of EQGP to ETRN under the Working Capital Loan Agreement were deemed forgiven, satisfied, discharged and paid in full.

Omnibus Agreement

ETRN, EQGP, EQGP Services, LLC, the general partner of EQGP (the EQGP General Partner), and EQM Midstream Partners, LP, an indirect subsidiary of ETRN (EQM), mutually agreed to terminate that certain Omnibus Agreement, dated as of November 13, 2018, among ETRN, EQGP, the EQGP General Partner, and for certain limited purposes, EQM (the Omnibus Agreement). Pursuant to the terms of the Omnibus Agreement, EQM provided ETRN and EQGP with a license to use certain marks. The Omnibus Agreement also provided for certain reimbursement obligations between ETRN and EQGP. In connection with such termination, ETRN, EQGP, the EQGP General Partner and EQM agreed that the rights and obligations under the Omnibus Agreement would terminate, except for rights to utilize or possess such marks licensed under the Omnibus Agreement and obligations accrued prior to the effective time of such termination.

Item 7.01.             Regulation FD.

The information set forth in Item 8.01 is incorporated herein by reference.

On the Closing Date, ETRN issued a press release related to the completion of the Buyout, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of ETRN’s filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.             Other Events.

On the Closing Date, ETRN completed the purchase (the Buyout) of all outstanding common units representing limited partner interests in EQGP (other than those owned by ETRN and its affiliates) pursuant to the previously announced exercise of the limited call right provided for in Section 15.1(a) of the Second Amended and Restated Agreement of Limited Partnership of EQGP, dated as of October 12, 2018. As a result of the Buyout, EQGP became an indirect wholly-owned subsidiary of ETRN.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	News release, dated January 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: January 10, 2019	By:	/s/ Kirk R. Oliver

		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer